                                                                  EXHIBIT 99.208

        A RESPONSE TO A REQUEST FOR                     INFORMATION
FROM

                                        California Power
                                    Exchange Corporation


                                                                October 23, 1998
[PEROTSYSTEMS LOGO](TM)

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                            IN A PERFECT WORLD . . .

  NEEDS OF CUSTOMERS ARE ALWAYS UNDERSTOOD, BEHAVIOR OF COMPETITORS IS ALWAYS
      PREDICTABLE, AND BUSINESS AND TECHNOLOGY INVESTMENTS ALWAYS DELIVER. NEVERTHELESS, IT IS HARDLY A PERFECT WORLD; IT IS AN UNFORGIVING, UNPREDICTABLE,
            COMPETITIVE WORLD--A WORLD WHERE SUCCESS IS NEVER FINAL.

AT PEROT SYSTEMS, THE DEALS MAY DIFFER, AND THE SCOPE OF OUR RESPONSIBILITY MAY DIFFER FROM CLIENT TO CLIENT, BUT TWO CHARACTERISTICS ARE ALWAYS REPRESENTED. IN
                        A SENSE, THEY ARE OUR HALLMARK.

                          FIRST ARE THREE SMALL WORDS.
             "PEROT SYSTEMS DID EVERYTHING THEY SAID THEY WOULD DO,
                                 AND THEN SOME."

NO CONTRACT CAN BE WRITTEN IN THIS ERA THAT WILL DEFINE EVERYTHING WE NEED TO DO
 FOR A CLIENT. YES, WE DO WHAT WE SAY WE'LL DO, BUT WE ALWAYS GO BEYOND THAT.
             THIS IS WHAT OUR CLIENTS HAVE COME TO EXPECT FROM US.

     SECOND, OUR INTERESTS ALIGN WITH OUR CLIENTS' INTERESTS. TOGETHER, WE CONTINUALLY CALIBRATE THE ALIGNMENT OF OUR INTERESTS AS OPPORTUNITIES, BUSINESS CHANGES, AND COMPETITIVE PRESSURES DICTATE. WHEN ALIGNMENT IS MISSING, EVEN THE BEST CONCEIVED BUSINESS COMBINATIONS COULD FAIL. WE MAKE IT OUR BUSINESS TO HELP
                         YOU UNDERSTAND YOUR BUSINESS.

[PEROTSYSTEMS LOGO](TM)
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DISCLOSURE PROTECTION NOTICE

This proposal to the California Power Exchange Corporation ("PX") is the property of Perot Systems Corporation ("Perot Systems") and contains confidential and/or proprietary information of Perot Systems. It shall not be disclosed outside of the PX and shall not be duplicated, used or disclosed -- in whole or in part -- for any purpose other than to evaluate this proposal. The PX's review of this material is considered acceptance of this Disclosure Protection Notice. Should this be unsatisfactory, please return this material to Perot Systems. If, however, a contract is awarded to Perot Systems as a result of--or in connection with--this submission, this proposal shall be subject to the confidentiality, proprietary rights and nondisclosure provisions of the resulting contract.

NATURE OF THIS DOCUMENT

All information contained in this document is indicative only. Perot Systems shall have no liability of whatsoever nature to any person in respect of this document or any of the contents hereof. Nothing in this document shall constitute an offer capable of acceptance or create or be deemed to create any legally binding obligation.

The pricing proposals set forth in this response represent Perot Systems' good faith estimate based upon limited information set forth in the PX's Request for Information. Accordingly, Perot Systems reserves the right to revise its pricing proposals following an appropriate due diligence period.

(C) Copyright 1998 Perot Systems Corporation.


Perot Systems Confidential              October 23, 1998                Page iii

Executive Summary

Perot Systems commits the full backing, extensive experience, and qualifications of its global energy and financial services practices to deliver an innovative, high quality solution for replacing the PX's current Settlements software. The solution will significantly reduce the costs of Settlements transactions and create the foundations for the PX to enhance and expand its portfolio of products and services for its customers.

A team has been identified to combine Perot Systems' California energy market knowledge and its world class financial services expertise with its program management, systems integration, high quality application design and development, and operational delivery skills. The resulting combination uniquely blends the strengths and capabilities of the team members.

Perot Systems' proposal is set apart in several important ways.

First, Perot Systems offers a SOLID UNDERSTANDING OF THE REQUIREMENTS AND THE MARKET PLACE. Our team members, currently on the ground, are aware of the PX's unique requirements.

Second, Perot Systems brings A PROVEN SET OF EXPERTISE AND ARCHITECTURE, drawn from our extensive experience in the financial services markets, to form the foundation of our Settlements services solution development effort. We see a solution that will deliver satisfaction of the existing PX requirements while building the foundations for launching new products and services.

Third, Perot Systems possesses EXCEPTIONAL QUALIFICATIONS FOR SELECTION through its team of leaders, skilled and experienced in the California marketplace and in financial settlements. And, we have also proven our capabilities for managing and delivering time-constrained, highly complex, mission-critical solutions to the power industry, as seen in our program management delivery of California's Independent Service Operator solution and our ongoing work at the PX.

Fourth, Perot Systems commits A UNIQUE APPROACH FOR MITIGATING RISK OF DELIVERING the desired functionality by using rapid, iterative development, designed to heighten the certainty of outcomes and shorten developmental cycle times.

Fifth, Perot Systems offers A SET OF FLEXIBLE, INNOVATIVE OPTIONS AND PRICING SOLUTIONS for consideration, reinforcing our willingness and desire to turn this opportunity into a relationship from which both our companies could engage in the creation of capabilities to launch future products and services.


Perot Systems Confidential       October 23, 1998                        Page 1

California Power Exchange Corporation                          Executive Summary

Sixth, we reinforce our intentions to move forward as a seamless team, complementing skills possessed by PX members and providing A CONTINUUM TO THE PX FOR FUTURE SERVICE ARRANGEMENTS, supporting both current and future business needs.

We are excited to have this opportunity to offer ideas to meet this critical need of yours. The brief time allotted has not allowed us to fully describe or even explore all the possible permutations and options we could have considered providing. The approaches described are intended only as a starting framework to generate ideas. We look forward to exploring these and other innovative solutions with you.


Perot Systems Confidential       October 23, 1998                        Page 2

Introduction

Recognizing the brief time allotted and the interest of the PX to quickly qualify responses to this RFI, Perot Systems has outlined three approaches for consideration:

      -     Option 1: In-house Software Development

      -     Option 2: Perot Systems Software Development

      -     Option 3: Joint PX and Perot Systems Development and Operations

Detailed information on hardware configurations and specific software tools are not included. However, fullest attention has been paid to the PX's current operating environment specifications and the prevailing standards. Estimates on development have been drawn from Perot Systems' extensive experience in the financial services markets, including the design, development, and implementation of Settlements system solutions. And, additional insights have been included, drawing on Perot Systems' experience in implementing market participant settlement solutions for electricity and gas markets in the United Kingdom.

We hope the format we have adopted in framing these responses will facilitate the PX's review.


Perot Systems Confidential       October 23, 1998                        Page 3

General Information

PEROT SYSTEMS CONTACT INFORMATION

Mr. Dariush Shirmohammadi
Perot Systems
c/o California Power Exchange Corporation
1000 South Freemont Ave - A9W
Alhambra, CA 91803 Phone: 626-537-3214
E-mail: dariush.shirmohammadi@ps.net

PEROT SYSTEMS INFORMATION

Perot Systems was founded in June 1988. With offices located throughout North America, Europe and Asia, we are a worldwide provider of business and IT services and solutions. We provide business and IT solutions for leaders in the travel and transportation, financial services, healthcare, and energy industries.

Perot Systems has over 5,800 Associates located in more than 50 offices worldwide, and we continue to hire IT personnel at a fast pace to support the rapid growth of our business.

Perot Systems is one of the world's fastest growing and most innovative information technology services companies. Perot Systems' Energy Group is focused on the changing dynamics of the global utility sector.

Since 1991, Perot Systems has been actively engaged in a strategic alliance with one of the twelve former UK Regional Electricity Companies, a contract valued at approximately $400 million. Perot Systems has delivered technology-based business solutions and provided operations support to assist this multi-billion dollar company in meeting the challenges of a competitive market. Perot Systems developed and implemented retail energy billing and trading systems which are key to these initiatives.

Perot Systems has extensive hands-on experience in California's planned utility restructuring. Both Southern California Edison and the Los Angeles Department of Water and Power (LADWP) selected Perot Systems to develop and implement comprehensive business solutions including administration of wholesale energy contracts and ancillary and transmission grid services. The relationship with LADWP, the largest contract of its kind ever awarded by the City of Los Angeles, focused on the


Perot Systems Confidential       October 23, 1998                        Page 4

California Power Exchange Corporation                        General Information

transformation of the largest municipal electricity utility in the United States to a commercially competitive enterprise.

While not the largest company of its kind, Perot Systems holds the distinction for winning the world's largest contracts with the most ambitious time schedules. This is one of Perot Systems' core competencies and a stated strategic direction.

Perot Systems developed and successfully implemented the world's largest relational database application using open systems client server technology--in just 13 months. This Europcar International effort involved 55 systems across nine countries and 800 offices, required placing Perot Systems' associates in Oracle's R&D labs, and resulted in the creation of Oracle's Version 7 operating system specifically for this venture. More than 3,000 employees were trained in the operating systems and the reengineered business processes. Training media included reference guides, video tapes, video conferencing and online material in nine different languages. Sixty trainers were used, exploiting a "train the trainer" philosophy. Perot Systems was awarded a ten-year contract to run the overall system, with incentive payments tied to business improvements in market revenues.

In 1996, Perot Systems formed a strategic outsourcing alliance in excess of $6 billion with Swiss Bank Corporation (now UBS AG). Perot Systems provides services and technology which support a distributed environment and customer population of more than 20,000 users. The Wall Street Journal touted this alliance as "the outsourcing business model of the future."

In March of 1997, Perot Systems formed a partnership to take on the challenge of implementing the California ISO Bidding, Scheduling, Settlement, Billing, and Administration systems. Perot Systems was responsible for the overall program management and delivery effort, including system integration, testing, documentation, and training of the market participants. This effort resulted in a record-time delivery of the California ISO systems in under one year.

Perot Systems has also provided ongoing consulting services to the PX in matters of business protocols, including settlement charges and congestion management, marking its continuing involvement at the forefront of industry change.


Perot Systems Confidential       October 23, 1998                        Page 5

California Power Exchange Corporation                        General Information

RELATED EXPERIENCE WITH SETTLEMENT SYSTEMS

CALIFORNIA INDEPENDENT SYSTEM OPERATOR

As a partner and overall program manager in the ISO Alliance, Perot Systems helped design, develop, test and integrate the California ISO Settlements system. Perot Systems was also the overall project manager for the development of the ISO's market operation and Settlements processes. Here, our work emphasized the integration of the ISO's Settlements software with the real-time operations (PMS), metering (MDAS), scheduling (SI/SA), billing and credit (B&C), and market surveillance computer systems and software. Additionally, Perot Systems played a crucial role in the design of the Settlements Protocols, and the evaluation and testing of individual Settlements functions.

CALIFORNIA POWER EXCHANGE

Perot Systems has primarily played the role of an expert consultant in dealing with the California Power Exchange (PX) Settlements system and software. In this role, Perot Systems has helped design and specify some of the specialized Settlements functions, such as accounting for Existing Transmission Contracts and Firm Transmission Rights for the PX Settlements software. We have also developed two specialized applications for the PX Settlements Group, which calculate the Day-Ahead (DA) and Hour-Ahead (HA) congestion charges immediately after the DA and HA markets have concluded. Finally, Perot Systems has been providing consulting services to the PX Settlements Group on the design of various Settlements business protocols and treatment of special operating conditions (e.g., October 15, 1998).

BENTON INTERNATIONAL, INC.

Acquired in February 1997 and wholly owned by Perot Systems, Benton International is a globally renowned financial services consulting organization, specializing in Internet-based banking, electronic payments, and Settlements systems, processes, and architectures. The firm employs Associates with experience in the financial services industry, including senior positions at major financial institutions and on governmental advisory boards. The firm provides strategic business advice to its financial clients, including advising major retail banks on their merger and acquisition strategies.


Perot Systems Confidential       October 23, 1998                        Page 6

California Power Exchange Corporation                        General Information

TIME 0

In May 1997, Perot Systems formed its Time0 electronic commerce business unit. Time0 builds business-to-business digital marketplaces to enable groups of businesses to engage in electronic commerce by bringing together its proprietary software platform, customization tools, and design processes.

SECOND LARGEST GLOBAL FINANCIAL CLEARINGHOUSE AND SETTLEMENTS AGENCY

Perot Systems is actively engaged in the design, development, and implementation of architecture, processes, and systems leapfrogging this major institution's product and service portfolio to ensure its competitive positioning. Due to the strategic sensitivity of this undertaking, specific reference and details cannot be disclosed at this time.

CITIBANK

Perot Systems began its engagement to create Citibank's Travel Agency Commission Settlement (TACS) system by developing and implementing a replacement processing system for the TACS product on a client/server platform, positioning the product to be more competitive in the marketplace. Upon completion of development, Perot Systems continues to perform all functions of the TACS product from customer service and system operation to product enhancement and participates in joint product marketing.


Perot Systems Confidential       October 23, 1998                        Page 7

        Settlements Solution Option 1:             In-house
Software Development

Perot Systems will provide consulting services for assisting the PX in developing and implementing the new Settlements software in-house.

OUR APPROACH

Perot Systems will provide expert consultants to the PX. The PX will select the experts it requires to help it define, specify, design, develop, test, integrate, and deploy its Settlements software as well as perform documentation and training for the new software. Perot Systems will also make available, as needed on a time and materials basis, software development professionals to assist with the PX in-house development. A sampling of Perot Systems experts available to the PX for Settlements under this option is:

      -     Energy business

      -     Financial settlements

      -     IT project managers

      -     Database administrators

      -     Database applications developers

      -     World Wide Web

      -     Applications programmers

PRINCIPAL DIFFERENTIATORS

      - Knowledge of financial settlements in many partner and client financial institutions

      - Knowledge of United Kingdom energy market Settlements through involvement at East Midlands Electricity, the third-largest regional electricity company in the UK

      - Extensive knowledge of California energy market, California ISO, and California PX

      -     Extensive knowledge of PX business protocols and systems


Perot Systems Confidential             October 23, 1998                 Page 8

California Power Exchange Corporation             Settlements Solution Option 1:
                                                   In-house Software Development

      -     Knowledge of the PX Settlements system

      -     Existing effective and smooth working relationship with the PX

VALUE PROPOSITION

The PX will have the flexibility to select from Perot Systems' talent base as needed to develop and implement its Settlements software in a timely and efficient manner.

SPECIAL FEATURES

Perot Systems will be interested to discuss this consulting activity as part of larger business consulting and applications development work that will be beneficial for both organizations.

TECHNICAL SOLUTION

Perot Systems will participate in the design of the technical solution led by the PX.


Perot Systems Confidential          October 23, 1998                      Page 9

      Settlements Solution Option 2:                                     Perot
Systems Software                     Development

Perot Systems will design, develop and deploy the PX new Settlements software per requirements and specifications reviewed and agreed with the PX.

OUR APPROACH

Perot Systems will develop the new PX Settlements software per PX specifications and protocol using the system architecture presented in the Technical Solution described below.

              ------------------------------------------------------------------------
              ACTIVITY                                                  DURATION
              ------------------------------------------------------------------------
              1. Broad functional design                                1 month
              ------------------------------------------------------------------------
              2. Detailed functional specification                      2 months
              ------------------------------------------------------------------------
              3. Detailed design, including project plan, test plan     2 months
                 (function, system, integration, performance),
                 resource requirements
              ------------------------------------------------------------------------
              4. Development of the systems and function testing        8 months
              ------------------------------------------------------------------------

PRINCIPAL DIFFERENTIATORS

      - Knowledge of financial Settlements in many partner and client financial institutions

      - Knowledge of United Kingdom energy market Settlements through our involvement at East Midlands Electricity, the third-largest regional electricity company in the UK

      - Extensive knowledge of California energy market, California ISO and California PX

      -     Extensive knowledge of PX business protocols and systems

      -     Knowledge of the PX Settlements system

      -     Existing effective and smooth working relationship with the PX

      - Strategic alliance with EMC to develop the world's second largest financial Settlements system for currency exchange in Europe


Perot Systems Confidential          October 23, 1998                     Page 10

California Power Exchange Corporation             Settlements Solution Option 2:
                                              Perot Systems Software Development

      - Development of Settlements system with/for Cedel Group (need to spell out)

      - Development of Settlements system for Telekom Malaysia (need to spell out)

      - Development of the East Midlands Electricity EBET (Electricity Billing and Energy Trading) Settlements software

      - Project management for the development of several components of the California ISO systems including major portions of the ISO Settlements software

      -     Development of specialized applications for the PX Settlements Group

VALUE PROPOSITION

Perot Systems will leverage proven financial system architectures, extensive knowledge of the PX Settlements process and our existing relationship with the PX to shorten the development cycle and raise the certainty of success. A custom solution will be created to meet the PX's unique current needs designed around a technology architecture platform affording rapid development and launch of future products and services.

TECHNICAL SOLUTION

The proposed technical solution is based upon Perot Systems' extensive, successful experience in building large scale, n-tier financial systems. In addition to Perot Systems' direct work, we have formed a strategic alliance with Enterprise Management Consulting, an application software development company that serves the global financial industry.

Perot Systems will leverage proven architectures to bring a Settlements solution to the California Power Exchange that is cost-effective, adheres to industry standards, and inherently reduces risk.

      ARCHITECTURE OVERVIEW

      We will look at the architecture of the California Power Exchange System
      (CPES) from two different perspectives:


Perot Systems Confidential          October 23, 1998                     Page 11

California Power Exchange Corporation             Settlements Solution Option 2:
                                              Perot Systems Software Development

            -     Multi-tier perspective

            -     Component perspective

      MULTI-TIER PERSPECTIVE

      The CPES system will be a three-tier architecture that is composed of these layers:

            -     "Thin client" user interface

            -     Application server

            -     Database server

The layers will use these communication protocols:

            - CORBA IIOP industry-standard, socket-based protocol to communicate between the various application servers and "thin clients"

            - Sybase socket-based protocol to communicate between the various application servers and the database

Figure 2.1 summarizes the three-tier architecture.


Perot Systems Confidential          October 23, 1998                     Page 12

California Power Exchange Corporation             Settlements Solution Option 2:
                                              Perot Systems Software Development

                                  [FLOW CHART]

      "THIN CLIENT" TIER

      User interfaces, written in Java and HTML, compose this tier. The user interface applets and the HTML pages will be delivered to the client's desktops using Netscape Enterprise server technology. The client will run the HTML and the Java applets using either a Netscape Navigator or Microsoft Internet Explorer Web browser. The "thin clients" will communicate with the CORBA application servers using the industry standard interface definition language (IDL). IDL provides a language-neutral way to format messages that will pass between different application server ORB's. The ORB protocol will be CORBA IIOP.

      APPLICATION SERVER TIER

      This tier is composed of application servers that perform various business functions (e.g., providing static data, creating market transactions, pricing market transactions etc.). These servers can be written in either C++ or Java depending, upon the performance requirements. In both cases they will be "wrapped" using Orbix ORB technology. The interfaces to these ORB's will


Perot Systems Confidential          October 23, 1998                     Page 13

California Power Exchange Corporation             Settlements Solution Option 2:
                                              Perot Systems Software Development

      be defined using the industry standard interface definition language
      (IDL). The communication protocol used to affect communication between thin clients and other application server ORB's will be IIOP.

      DATABASE SERVER TIER

      This tier is composed of a database server. In this case, it will be a Sybase relational database. The interface to this tier will be implemented using SQL. A mapping server will map relational objects into Java or C++ language objects.

COMPONENT PERSPECTIVE

From a component perspective, the architecture consists of three basic types of components:

            -     System

            -     Application

            -     Language

      SYSTEM COMPONENTS

      System components can encompass one or more application components. For example, several different interacting application components form the functionality of the system, and the CPES system is composed of these components.

      CPES will need to communicate with other outside systems. Typically, this communication will need to be reliable and must run on a large number of platforms. The MQ Series product could possibly serve this function. We will need to perform more specification work to determine exactly which solution would be most appropriate for the PX's needs.

      APPLICATION COMPONENTS

      The application components of CPES are built using ORB server functionality. These components are used to build application server ORB's which are designed to provide a specific range of business functionality (e.g., creating and managing market transactions, pricing market transactions, etc.). These application servers are composed of a collection of application


Perot Systems Confidential          October 23, 1998                     Page 14

California Power Exchange Corporation             Settlements Solution Option 2:
                                              Perot Systems Software Development

      components. And the application components, in turn, are collections of language components that are plugged into an application server framework.

      These application servers communicate with their clients (either thin clients or other applications servers) by sending messages defined in IDL over an IIOP protocol.

      Application servers need to be aware of the occurrence of events. There are several products available to provide this service, such as TIBCO's Rendezvous product. We will need to perform more specification work to determine exactly which product will provide the best cost/functionality ratio for the CPES system.

      LANGUAGE COMPONENTS

      Language components are segments of software written in a programming language and provide a service to application component developers. Language components' services are delivered via an API written in the same programming language in which the component was written. In Java, this API will be based on Java bean technology. In C++, this API will be message-based. The developer language components will be grouped into Java and C++ development frameworks, which are parts of the infrastructure.

APPLICATION OVERVIEW

The CPES application is composed of:

      - Thin client user interfaces that allow the browsing and entry of data.

      - Application servers that contain the business rules that validate the data entered from the thin client user interfaces. These servers also govern the processing of data between one another.

      - Database server that deals with concurrency and versioning issues within the application.

Figure 2.2 illustrates how the clients, application servers, database, and Web servers will interact. It is not intended to be an exact list of the user interfaces or the application servers, but rather it is intended to illustrate how the CPES application could be decomposed into business and shared application servers. The business servers are intended to provide a range of business functionality to thin clients and


Perot Systems Confidential          October 23, 1998                     Page 15

California Power Exchange Corporation             Settlements Solution Option 2:
                                              Perot Systems Software Development

      other business servers. The shared servers provide services such as database mapping and messaging which can be used by all or part of the business servers. Each business specific and one of the shared application servers will communicate with the database through the mapping server, which maps from the object model to the relational model.

      Figure 2.2 does not represent a process architecture. The mapping server would actually always be linked together in the same process space with any server that wanted to use it. Other servers could also be easily linked together on an as-needed basis.

                                  [FLOW CHART]


Perot Systems Confidential          October 23, 1998                     Page 16

California Power Exchange Corporation             Settlements Solution Option 2:
                                              Perot Systems Software Development

DEVELOPMENTAL OVERVIEW

The development approach involves developing a series of software components that communicate via a framework, which provides a common communication interface. The software component frameworks and application development phases will occur in parallel:

            -     Infrastructure framework development

            -     Application development

These phases overlap greatly. Both can be started at the beginning of the project; beginning application development is not dependent upon the completion of the infrastructure framework development. This section is not intended to represent a project plan, but rather it is intended to show the types of tasks that need to be completed in each phase.

      INFRASTRUCTURE DEVELOPMENT PHASE

      The infrastructure development phase will involve developing several frameworks in Java:

            -     GUI

            -     Application server

            -     Database mapping

      In terms of sequence, the GUI Framework will need to be developed first. This is a framework that will provide a set of guidelines for the application developers to follow when they are building the thin client GUI's. Developers can work on the application server framework and the database mapping layer simultaneously. Each of the above frameworks must be completed before the application framework can be programmed.


Perot Systems Confidential          October 23, 1998                     Page 17

California Power Exchange Corporation             Settlements Solution Option 2:
                                              Perot Systems Software Development

      APPLICATION DEVELOPMENT PHASE

      This phase will involve the following tasks:

            -     User requirements document;

            -     Work flow diagrams;

            -     User interface prototypes;

            -     Functional design of the application servers;

            -     Design of the object model;

            -     Design of the data model;

            -     Programming the server API's;

            -     Programming the server "plug in" frameworks.

      The above tasks are dependent upon the production of a user requirements specification and the associated work flow diagrams. The functional design of the application servers can then be set. After this has occurred, the object and data modeling processes will be able to begin. As user interface prototypes are produced, they will be used to refine the object and data models.

SPECIAL FEATURES

Perot Systems will assign the PX a non-exclusive license for the use of the developed Settlements software. The PX shall have the right to modify the software. The PX will also have the right to use the Settlements software for applications to wholesale market participants within the United States. Perot Systems will share royalties from its future sales of the developed Settlements software to license wholesale PX clients in the United States.


Perot Systems Confidential          October 23, 1998                     Page 18

    Settlements Solutions Option 3:                                     Joint PX
and Perot Systems               Development and Operations

Perot Systems and the PX will jointly develop new Settlements software, reengineer the business processes, and create a third-party agency to outsource the PX Settlements process and to offer extended services to wholesale market participants operating in California.

OUR APPROACH

Perot Systems will first develop the new PX Settlements software. Perot Systems will then create a third-party agency in alliance with the PX, to outsource the Settlements calculation and related service process at the PX, and to offer extended services to wholesale market participants in the United States.

It is expected that this platform will allow the PX to extend a broader, new set of products and services to wholesale market participants.

PRINCIPAL DIFFERENTIATORS

            - Knowledge of financial Settlements in many partner and client financial institutions

            - Knowledge of United Kingdom energy market Settlements through our involvement at East Midlands Electricity, the third-largest regional electricity company in the UK

            - Extensive knowledge of California energy market, California ISO, and California PX

            -     Extensive knowledge of PX business protocols and systems

            -     Knowledge of the PX Settlements system

            -     Existing effective and smooth working relationship with the PX

            - Strategic alliance with EMC to develop the world's second largest financial Settlements for currency exchange in Europe

            -     Development of Settlements system with/for Cedel Group

            -     Development of Settlements system for Telekom Malaysia

            - Development of the East Midlands Electricity EBET (Electricity Billing and Energy Trading) Settlements software


Perot Systems Confidential          October 23, 1998                     Page 19

California Power Exchange Corporation            Settlements Solutions Option 3:
                           Joint PX and Perot Systems Development and Operations

            - Project management for the development of several components of the California ISO systems including major portions of the ISO Settlements software

            -     Development of specialized applications for the PX Settlements
                  Group

            - Extensive experience in outsourcing and service bureau operations

VALUE PROPOSITION

We offer a one-stop shop to meet all Settlements needs of the PX and provide a potential non-regulated revenue stream for the PX.

We will also provide an infrastructure capable of supporting rapid development and launch of enhanced and future PX products and services to an extended marketplace.

TECHNICAL SOLUTION

In this option, the application solution implemented will be the same technical solution proposed for Option 2.

Migration and discovery processes will be engaged to establish transition plans and strategies surrounding outsourcing efforts.

SPECIAL FEATURES

A royalty or commission scheme will be created for the purpose of awarding financial compensation to the PX for third-party users of this service under these arrangements.

The service agency could entertain participation by other entities wishing to play principle roles in market development.


Perot Systems Confidential          October 23, 1998                     Page 20

California Power Exchange Corporation            Settlements Solutions Option 3:
                           Joint PX and Perot Systems Development and Operations

Appendix A: References

EAST MIDLANDS ELECTRICITY

East Midlands Electricity (EME) is the third largest regional electric company in the United Kingdom and services 2.1 million customers. Because of industry privatization and regulatory changes, EME was contending with increased competition and customer service demands, mismatched info/infrastructures, and skyrocketing operating costs. To overcome these challenges, EME engaged Perot Systems in an enterprise transformation partnership in which Perot Systems is responsible for providing consultation and implementation for all aspects of EME's information services. The 12-year business partnership seeks to transform business processes, re-engineer systems and implement best practices of data management. IS strategy is developed to support business goals and changes needed to meet these goals including re-organization. Systems developed include GIS, Financials, and Customer Service.

EME is currently recognized as being the least cost-per-customer and least cost-per-unit electricity distributor in the United Kingdom. Perot Systems is developing a 10-year IS strategy and technical architecture to help maintain this advantage and lead EME through industry privatization. These efforts will help EME become a leader in the "new" energy industry in England and are considered by many to be the benchmark against which energy industry transformation initiatives around the world should be measured.

LEADING INVESTMENT BANK

SECURITIES SETTLEMENTS APPLICATION MIGRATION

We are currently executing a project to convert their Securities Trade Processing and Settlement System from its current ICL environment to an IBM platform. The migration effort would enhance the scalability, and capability to process a much increased number of trades per day. A due diligence was conducted to define the project approach and over the past six months, proof of concept has been successfully completed.

The project's critical success factors and business imperatives of the bank have been defined around a suitable project implementation strategy. Standard Migration Methodology has been customized for this project to suit customer requirements and partnered with a too tool vendor that specialized in developing ICL migration tools. These custom tools enabled a great degree of automation in the migration, while allowing the functionality to be verified at each stage of the conversion. A detailed


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California Power Exchange Corporation                     Appendix A: References

testing methodology has been worked out for this project, ensuring that the new system replicates the functionality accurately, and efficiently. The migration also needs to incorporate a new strategic data model in the migrated application, in line with long term strategy of the bank.

INTERNATIONAL CLEARING HOUSE

A long-term association exists with a large international clearing house and custodian from May 1998. Work is now progressing with the client to enhance their current custody processing operations. The project involves:

            - enhancing existing client-server systems to handle a range of corporate actions and to enable straight-through processing of corporate action events

            - re-engineering mainframe systems to the client-server environment

            - maintenance of existing systems until the enhanced system is implemented

            - enhancing workstations at the client's customer locations to enable online custody processing

Associates initially worked with the client to analyze their existing systems to determine how to minimize the maintenance effort required, and to take the system offshore to India for maintenance. As part of the analysis, we made a number of recommendations to enable easier maintenance and to ensure system stability, which the client is in the process of implementing with support.

TELEKOM MALAYSIA

Telekom Malaysia, with a vision for the 21st century, has decided to transition from the existing legacy system based billing system to the state-of-the-art UNIX/Oracle/Object Oriented based solution. This project would enable Telekom Malaysia in combating the increasing competition by making the new systems more flexible to future enhancements and improving customer satisfaction. The new multi-state, multi-line New Billing System would enhance Telekom Malaysia's ability to meet future business requirements and improve productivity.

The existing billing system of Telekom Malaysia (CASS) runs primarily on IBM and Fujitsu mainframe environments. The application has been mainly developed in Cobol. There are almost 1400 programs in the existing CASS application, which includes both batch and online programs. The approximate number of LOCs in these programs is


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California Power Exchange Corporation                     Appendix A: References

close to one million. The CASS system has been patched over a long period, and its Cobol based structure provides little versatility to make future enhancements.

Telekom Malaysia hopes to implement a state-of-the-art New Billing System on a UNIX/Oracle based environment. NBS would incorporate a number of enhancements over the older CASS system, which the users have been demanding over a long period of time. Moreover, Telekom Malaysia has decided to use modern object-oriented techniques to implement NBS that would simplify the implementation of future enhancements to NBS. The target hardware for NBS has yet to be decided. However, Telekom Malaysia plans to have UNIX based systems, with Oracle as the database. It is planned to execute the project in an iterative fashion. The system would be implemented in four releases and each release would build over the previous release by adding on the class libraries.

METHODOLOGY

The Booch Object-Oriented Analysis and Design methodology for this project, with Rational Rose as the Object Oriented CASE Tool. An Object-Oriented Development Handbook is included as part of its Quality Management System, which is used extensively during this project.

The OO implementation uses ANSI C++, Roguewave Collection classes, a Rule Engine and Utility classes for Database access, File I/O, Error handling, Host access, Audit Control, Chekpointing etc. As the business rules related to the application are managed by the `Rule Engine', the application is highly resilient to the changes.

Telekom Malaysia has been extremely satisfied. Based on the expertise we have gained together on this project, TM plans to provide similar solutions to telecommunications companies in Thailand, Hong Kong and South Africa.

AT&T

UNIVERSAL BILLING SYSTEM

The `'Universal Platform Program" is an AT&T initiative to replace the legacy billing systems with integrated applications that support a broad range of products, services and customers. The main components of Universal Billing (UB) Initiative platform are Universal Billing (delivering billing and selective maintenance functions) and Universal Ordering (delivering service establishment and account maintenance functions). Initial delivery of the Universal Platform is focused on implementing the new Universal Billing system and the associated interfacing system changes, with continued reliance on legacy ordering and provisioning system. It also involves enhancements to the customer database and Account Maintenance systems to support the Universal Billing System. The UB Conversion System is being developed to migrate/convert existing customers to the


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California Power Exchange Corporation                     Appendix A: References

new billing system. The Data Conversion Approach outlines a recommendation for converting the pilot customer data from legacy systems to the Universal Biller environment.

BIDS

The project is aimed at the maintenance & new features development of the billing system BIDS of AT&T, US. The two components of this project are CMM and CBS. Onsite knowledge transfer is in progress and offshore work is going on the Pilot project. The Hardware consists of IBM Mainframe and the software environment comprises MVS, CICS, JCL, Windows NT, Unix as operating systems; COBOL language; DB2 and Informix as RDBMS.

NATIONAL CAR RENTAL

Perot Systems has created a National Car Rental Internet/Intranet environment that focuses on leveraging and expanding the range of the back-end reservations system (Odyssey) and other in-house application/database systems by Web-enabling these systems. Starting in mid-1997, a Perot Systems development team dedicated to National Car Rental continues to develop two major systems:

1. Public Internet/Web services focused around www.nationalcar.com and its supporting infrastructure. Using our application development methodology, Perot Systems has developed the content, created the look and feel of the system, and provided applications development which allows visitors to the site to book car rentals via the Internet, as well as receiving corporate data, Emerald Aisle membership, and job postings. The site is built on Netscape Enterprise Server and Java applets running on Windows NT Server using HP hardware, and using standard HTTP, HTML and SSL approaches. The Internet booking engine leverages the back-end Odyssey reservations system used by National and its agents. The Web server applications use Java RMI to communicate through a firewall to the HP-UX Odyssey servers, which in turn utilize Java JNI to connect to a C interface, and then on to the back-end Oracle databases. Perot Systems also maintains separate, secured development and staging systems for this site, and houses the aforementioned systems, servers and attendant infrastructure in its Richardson, TX data center. To create additional traffic for this Web presence, a variety of tools which publicize the site on public indexes, search engines, and manipulate search index results, are utilized.

2. Private Intranet services: Perot Systems has developed two online systems that form the backbone of the National Car Rental Intranet. First, an enterprise-wide policies and procedures reference, previously hosted on an IBM mainframe CICS environment and called Reference Information Cross-reference (RInX), has been


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California Power Exchange Corporation                     Appendix A: References

      ported to a new Web-based system called ORI (Odyssey Reference Information). The ORI system holds static content in an Oracle database environment, allows permissions-based end user content update in a Web-based interface, and a sophisticated search capability. Second, a variety of self-service human resources applications are being developed to leverage National's PeopleSoft system. In addition to HR self-service like benefits enrollments and elections, functions include a performance evaluation system, online training and skill set management. The system serves 3500 end-users and is built on Netscape Enterprise Server and Java applets running on Windows NT Server on HP hardware. As is the case with the Internet presence, a multi-tiered architecture has been deployed which leverages the back-end transaction processing capability of large HP-UX systems running Tuxedo, JOLT, PeopleSoft and Oracle. Automated usage analysis is performed on both the Intranet and Internet Web servers by a variety of criteria (including grouping of hits into user sessions, categorizing by geographic origin, time of day, day of month, and so on) and provided via a secured Web interface to National management.

From an end-user perspective, Perot Systems supports desktop access to Internet services such as the World Wide Web, supporting the client's standard Microsoft IE 3.x browser as part of its standard user support processes. Perot Systems aided National in sizing, obtaining competitive pricing for, and deploying end-user Internet connectivity through a national ISP, including integrating this connectivity.

ADVANTAGES AND CHALLENGES

The Web-enabled architecture used has many advantages:

            - The modular four-tier production architecture (Web server, Web applications server, Odyssey applications server, and Odyssey database server) was designed for scalability.

            -     The selection of many out-of-the-box components at the top
                  (Web) tiers speeds development and delivery, and allows easy upgrading or technology changes at each tier to tune the system.

Challenges to the environment include:

            - Additional complexity and management requirements of multiple platforms to support the end-to-end Web application.

            - Integration and out-of-the-box functionality of the Netscape and Java platform on Windows NT Server is not as tight as, or as rich as Microsoft's Web tools.

DOCUMENTED IMPROVEMENTS

For National Car Rental's public Web presence, Perot Systems' booking solution replaces use of Microsoft Expedia, a third-party service used to take electronic


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California Power Exchange Corporation                     Appendix A: References

reservations. The Expedia system created distribution channel costs equivalent to using a travel agency. But the new system created by Perot Systems interfaces directly to the core reservations system, obtaining the benefits of a business rules-based system, while eliminating multiple distribution costs, including commissions, global distribution systems fees, and other potential costs such as Settlements. The new system will enable National to shift part of their sales channel from voice and global reservations systems to end users and agencies, bypassing the global distribution systems and coming directly to the Odyssey system. Expected savings on these distribution fees by unit are expected to equal or exceed the current margin on a car rental. Moreover, since implementing this system, and making modifications aimed at driving additional traffic from search engines, monthly user sessions to the site have increased 165%.

In the ORI Intranet application, the goal has been to establish a reference information application integrated with core business systems, and to disperse this information as widely and easily as possible. In practice, the application has, by eliminating duplicated information and using relational database technology, reduced the volume of electronic reference data kept by 90% and greatly simplified access across the enterprise. Moreover, the staff required to maintain the new system is 50% less than the staff previously required.

CITIBANK

TRAVEL AGENCY COMMISSION SETTLEMENT (TACS) SYSTEM

We began this engagement by developing and implementing a replacement processing system for the TACS product on a client/server platform positioning the product to be more competitive in the market place. Upon completion of development, Perot Systems continues to perform all functions of the TACS product from customer service and system operation to product enhancement and participates in joint product marketing.


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

Appendix B: Team Qualifications

The curricula vitae on the following pages belong to several candidates who could assist in implementing Perot Systems' solutions. Some of these candidates are already engaged at the PX with various responsibilities. Depending on our engagement at the PX next year, these individuals will be available on a full-time or part-time basis to participate in this consulting or development project.


Perot Systems Confidential          October 23, 1998                     Page 27

California Power Exchange Corporation           Appendix B: Team Qualifications

SHANGYOU HAO, PH.D.

(CURRENTLY AT THE PX)

Shangyou has actively participated in the California Electric Industry Restructuring for the last five years. He was a member of the transmission and business protocol teams in the WEPEX project and contributed on the design of congestion management and scheduling protocols for the California ISO as well as the PX's auction design. He was one of the co-authors of the California ISO's scheduling system RFP. He had 10 years of experience with PG&E and developed various models for power system operations, planning, and analysis of electric transmission systems. He has been with Perot Systems since 1997 as a specialist responsible for the development, implementation and integration of the California ISO and PX systems. He has also served as a business consultant to the Market Surveillance Unit of the California ISO to coordinate the development of the data warehouse project. He is currently working with the California PX to integrate the congestion price calculation and development of interfaces with the California ISO.

      RELEVANT PROFESSIONAL EXPERIENCE

      - Coordinated the design, implementation and integration of the data warehouse for the California ISO Market Surveillance Unit. The data warehouse encompasses data from the ISO's bidding/scheduling subsystem, metering subsystem, settlement subsystem, real-time operation databases as well as the data internal to Market Surveillance Unit. In addition, Shangyou has also conducted analyses of market operations and market power issues and made proposals for improving existing market protocols and eliminating gaming opportunities in the current protocols

      - Re-engineered the zonal price calculation program for the California PX. Tested and integrated various computational programs (zonal price calculation, over-generation mitigation) for Day-ahead and Hour-ahead markets

      - Major contributor for the design, implementation, integration and testing of the scheduling infrastructure, scheduling applications and business subsystems for the California ISO

      - Actively participated in the development of both the ISO's and the PX's bidding/scheduling protocols. Highly knowledgeable in areas of market design, congestion management, various pricing mechanisms, power auctions, bidding behaviors and strategies

      - Responsible for the development, design and maintenance of many advanced application functions for the PG&E's energy control center. These functions include dispatcher power flow, security analysis, state estimation, optimal power flows, penalty factor calculations and are used to monitor and control the electric operation of the PG&E's electric system


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California Power Exchange Corporation           Appendix B: Team Qualifications

      - Developed parts of the PG&E's Open Access Tariff pertaining to the control area ancillary services (operating reserves, voltage control and reactive power management, network congestion, network losses)

      - Designed and developed transmission network or statistical models (available transmission capacity computation, worst case contingency screening, transmission network reductions for out-of-area electric network, real-time heat rate information system, Artificial Neural Network (ANN) based and statistical based models for system load forecasting, San Francisco City and Bay Area load forecasting, QF wind generation forecasting, etc.)


Perot Systems Confidential          October 23, 1998                     Page 29

California Power Exchange Corporation           Appendix B: Team Qualifications

PAUL GRIBIK, PH.D.

(CURRENTLY AT THE PX)

Dr. Gribik has over 18 years of experience in the electric and gas utility industries, both within the utilities and as a consultant. He has assisted utilities in developing processes to improve their operations and planning in areas such as transmission planning, power supply planning, contracts evaluation, and fuel planning. He has primarily focused on restructuring utility practices to meet new regulatory requirements in increasingly competitive environments and is recognized within the state of California as an expert in congestion management schemes. Dr. Gribik holds a BS degree in Electrical Engineering, an MS in Industrial Administration and a Ph.D. in Operations Research, all from Carnegie-Mellon University.

      RELEVANT PROFESSIONAL EXPERIENCE

      - Developed the market separation approach used in California to maximize the economic use of transmission and price transmission capacity while providing nondiscriminatory access

      - Developed methodologies for calculating locational marginal energy costs in the California market structure

      - Integrated transmission limits and costs in the auction framework used by two California electric utilities for auctioning power purchase contracts to qualifying generation facilities

      - Assisted gas utilities in developing approaches to unbundle the components of such integrated gas services as storage and transportation

      - Developed financial/engineering models to evaluate the market potential of new gas services, including alternate fuel vehicles and new generation technologies

      - Designed and conducted an auction by which a gas utility awarded contracts for demand-side management

      - Formulated and implemented an approach to setting gas storage targets that explicitly considers uncertainties in supply, demand and storage field performance

      - Determined the amount of gas storage that a California utility could use to provide a new gas banking service without adversely affecting reliability and set an appropriate price for the service

      - Developed an approach to setting rates for electric power wheeling transactions that allocates costs based on the facilities used by each transaction

      - Devised an oil inventory policy for generation plants and developed testimony to support the policy before the Public Utilities Commission

      - Developed methods for determining the marginal costs related to generation operation and capital expansion


Perot Systems Confidential          October 23, 1998                     Page 30

California Power Exchange Corporation           Appendix B: Team Qualifications

MICHELLE DOBARD

Michelle has over 13 years of progressive responsibility within the IT industry, most recently related to the development, testing, integration and documentation of the California ISO market operations and Settlements systems. Her areas of expertise include more than 8 years of experience in software integration and testing which entailed developing numerous test plans, system testing, regression testing, etc. She has extensive experience in Factory Acceptance Test
(FAT) and Site Acceptance Test (SAT). She has also been a systems analyst performing requirements and analysis, input/output flowcharts, hardware and software evaluation. She is currently involved in Y2K testing at Perot Systems' SCE account.

      RELEVANT PROFESSIONAL EXPERIENCE

      - Support software integration and test for the California Independent Systems Operator (CISO) program

      - Responsible for developing test plans, test cases, procedures and scripts to support module and integration testing. Perform some testing with SQL and automatic test tool, QA Partner

      -     Support system level testing and customer demonstration activities

      - As lead QA/Tester, responsible for schedules and assignments of QA team resources. In charge of developing test plans, test cases, test procedures and test results reports. Perform installation and testing of software

      - Applications development using C/C++, Visual Basic 4.0, SQL Server RDBMS for MS Windows NT environment


Perot Systems Confidential          October 23, 1998                     Page 31

California Power Exchange Corporation           Appendix B: Team Qualifications

DARIUSH SHIRMOHAMMADI, PH.D.

(CURRENTLY AT THE PX)

Dr. Shirmohammadi is a recognized industry expert with more than 20 years of experience covering utility industry restructuring, transmission access and pricing, and development of information systems for planning, operations, and automation of electric power system. He joined Perot Systems in 1996 as a Principal Business Specialist, and his first assignment was to design, implement, integrate, and test market operations and settlements protocols and computer models for the California's Independent System Operator (ISO). He also trained the Scheduling Coordinators in California. Currently, he manages the California Power Exchange (PX) account for Perot Systems. In the PX, Perot Systems is developing and implementing business protocols and computer models for market operation, compliance and settlements.

Before joining Perot Systems, Dr. Shirmohammadi held positions as researcher with Hydro Quebec, transmission planner with Ontario Hydro, and systems and automation engineer with Pacific Gas &Electric Company (PG&E). His last position with a utility company was the Director of the Energy Systems Automation Organization with PG&E. He founded and ran his own consulting firm in 1995 where he provided consulting on utility industry restructuring and power system planning, operations and automation to several utilities in Canada, France, Brazil, Taiwan and the US.

      RELEVANT PROFESSIONAL EXPERIENCE

      - Developed business protocols and computer models for market operation, surveillance and settlements for the California PX

      - Designed, implemented, integrated, tested and trained on market operations and settlements protocols and computer models for the California ISO

      - Designed transmission pricing paradigms and methodologies for several Canadian, Brazilian and US utilities

      - Identified analytical methodologies and computer tools for the emerging energy markets for the Electric Power Research Institute
            (EPRI)

      - Defined and specified the analytical methodologies and computer models required for secure and efficient operation of the transmission system in the emerging energy markets for EPRI


      - Developed methodologies and computer models for evaluating transmission access requirements, costs and prices for a competitive multi-attribute resource acquisition framework for PG&E

      - Developed advanced analytical methodologies and computer models for the analysis, optimization, costing and pricing of large-scale electric power systems for several clients


Perot Systems Confidential          October 23, 1998                     Page 32

California Power Exchange Corporation           Appendix B: Team Qualifications

ALI VOJDANI, PH.D.

Ali Vojdani works with the Perot Systems Energy Group working on the implementation of the California ISO. He is responsible for interfacing with the California ISO, the ISO User Groups and Scheduling Coordinators, managing the scope of the ISO project Scheduling Systems software, and resolution of project issues to ensure successful operation of California ISO. Prior to joining Perot Systems, Ali was the Manager of Power System Analysis at the Electric Power Research Institute, managing EPRI's Grid Operations and Planning R&D portfolio subscribed by over 170 electric utility companies word-wide. He managed EPRI's projects on Transmission Services Costing Framework, Retail Service Design, Transmission Dispatch and Congestion Management System, Available Transfer Capability Evaluation, Transmission Reliability Evaluation, Ancillary Services, OASIS, and implementation of systems for open transmission access at ERCOT, AEP, and Centerior Ali was employed by Pacific Gas and Electric (PG&E) from 1982 to 1993. As the Supervisor of Systems Engineering, he provided analytical and computer services to PG&E's electric operations and planning departments. During his tenure at PG&E, he instigated and implemented the world's leading resource scheduling system, HTO, which earlier this year was the finalist of the prestigious Frantz Edelmen award for the best management science applications world-wide.

      RELEVANT PROFESSIONAL EXPERIENCE

      - The California ISO project: responsible for interfacing with the California ISO, the ISO User Groups and Scheduling Coordinators, managing the scope of the ISO project Scheduling Systems software, and resolution of project issues

      - Managed the implementation of numerous systems including the world's largest generation resource scheduling program for PG&E, the Hydro-Thermal Optimization (HTO) system.

      - Development of operation schedule optimization program for PG&E's HELMS pumped storage plant

      - Development of PG&E's prototype Chronological Operation Simulation program

      -     Design of PG&E's Multi-Attribute Resource Bidding Framework

      - Development of a Multi-Area Reliability Evaluation Framework for PG&E and EPRI

      -     Development of PG&E's Generating Unit Performance Database

      -     Development of PG&E's Cyber to LAN data communications

      - Implementation of American Electric Power's EMS platform and advanced applications for open transmission access


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

California Power Exchange Corporation           Appendix B: Team Qualifications

      - Development of EPRI's Transfer Capability Evaluation program TRACE, EPRI's specifications for the Open Access Same Time Information System (OASIS), and EPRI's Transmission Services Costing Framework, specifications for Transmission Dispatch and Congestion Management System (TDCMS) for Independent System Operator (ISO)

      - Demonstration of on-line Available Transfer Capability computation at CENTERIOR Energy


Perot Systems Confidential          October 23, 1998                     Page 34

California Power Exchange Corporation           Appendix B: Team Qualifications

QIN ZHOU, PH.D.

(CURRENTLY AT THE PX)

Dr. Zhou has more than 5 years of experience covering development of information systems for planning, operations, and automation of electric power systems, and data mining software development for database/data warehouse knowledge discovery. He joined Perot Systems in 1998 as a Senior Technical Specialist. Before joining Perot Systems, Dr. Zhou held positions as lecturer with Department of Electrical Engineering, Tsinghua University, independent consultant with Pacific Gas & Electric (PG&E), and software development engineer with Neovista Software, Inc.

Dr. Zhou's technical expertise includes energy systems congestion management, artificial intelligence techniques such as neural networks, decision tree, and fuzzy set theory, statistical modeling and data exploratory analysis, relational database applications, electrical power systems operation, security and stability analysis, and electrical distribution systems automation, control and optimization. Dr. Zhou is very experienced with object-oriented software design and programming. His computer language skills including C++, C, SQL, Visual Basic, Pro*C, Java, HTML, FORTRAN, and Shell programming. He also has extensive experience with a variety of computer platforms and software systems including DEC, HP, and SUN Workstations, Windows-NT Workstation , Macintosh, ORACLE database, ODE system, etc.

      RELEVANT PROFESSIONAL EXPERIENCE

      - Review, developing, implementation, and testing congestion management software (Zonal Price Calculator) for California Power Exchange

      - Designing, developing, implementation, and testing congestion charge settlement software for California Power Exchange

      - Review, developing, implementation, and testing commercial data mining software using artificial intelligence and statistics technologies for database/data warehouse knowledge discovery


      - Design, implementation, integration, testing of data acquisition and transformation suite for data mining software

      - Development of the methodology and computer model for electrical distribution systems operation, control, and optimization for PG&E

      - Design, implementation, and testing of database and database access tool for electrical distribution automation systems for PG&E.


Perot Systems Confidential          October 23, 1998                     Page 35

California Power Exchange Corporation           Appendix B: Team Qualifications

MEL ESCUADRA

Mr. Escuadra has over 17 years of technical experience in the information technology industry, including six years as technology consultant for Digital Equipment Corporation and ten years of systems engineering at Texas Instruments. He currently focuses on development, implementation and testing of large scale multi-vendor systems integration projects . He holds a Bachelor's degree in Electrical Engineering from the Mapua Institute of Technology and an MBA from the University of the Philippines, with emphasis on operations research.

      RELEVANT PROFESSIONAL EXPERIENCE

      - Currently working on design and development of a system interface between the California Power Exchange and the California Independent System Operator (ISO)

      - Conducted implementation and testing of the Scheduling Systems at the California ISO, with particular focus on the scheduling infrastructure and the interfaces among the different system databases

      - Conducted interface testing between the System Infrastructure (SI) and the Settlements systems at the ISO, specifically:

            - the transfer of final schedules from the SI to the Settlements Oracle database

            -     the Settlements interface tables

            -     the network interface to move the Settlements reports to SI

            -     Netscape interface for downloading the Settlements reports

      - Conducted formal classroom training for ISO training on SI/Settlements interfaces and provided hands-on training/technology transfer to ISO staff on troubleshooting the SI/Settlements interfaces

      - Authored the Settlements Users Guide that provides detailed instruction to the ISO user on how to use the Settlements system and how to navigate through the various screens to perform a particular Settlements task

      - Performed quality assurance testing for Digital Equipment Corporation (DEC) in implementing a manufacturing execution system at the Taiwan Semiconductor Manufacturing Company, the largest semicon foundry in the world

      - Provided software engineering support at DEC's Alpha migration center in Hong Kong, focusing on commercial software vendors like Informix, Oracle and Ingres

      - Provided technology consulting for major DEC customers in several Asian countries

      - Developed factory automation applications for semiconductor manufacturing equipment at Texas Instruments (TI)

      - Developed database programs at TI for tracking equipment performance and productivity indices


Perot Systems Confidential          October 23, 1998                     Page 36